Exhibit 99.5

FIIG	FIIG (Beijing) MEDI-TEC & REGULATORY CONSULTANCY
010-65000858/65008233

Technical Service Contract

Contract No.: (Z)- Nanjing Changcheng-G-181148

Project: Clinical Trial for Medical Device

Party A [Entrusting Party]: Nanjing Changcheng Medical Equipment Co., Ltd.

Party B [Service Provider]: Beijing Xinzhida Medical Technology Service Co., Ltd.

FIIG	FIIG (Beijing) MEDI-TEC & REGULATORY CONSULTANCY
010-65000858/65008233

According to the Contract Law of the People's Republic of China and other relevant laws and regulations, Party A needs to provide Party B with the project service as captioned. Both parties conclude an agreement as follows after consensus for mutual compliance:

I. Project Requirement

1. Service Item

Party B shall provide Party A with technical services of clinical trial, assist Party A in choosing and confirming base, designing draft of clinical protocols, inspecting clinical trial and counting and analyzing clinical trial data and cooperating with the clinical testing agency to issue clinical testing report, according to Regulation on the Supervision and Administration of Medical Devices (Order of the State Council-No. 680), Good Clinical Practice for Medical Devices (CFDA Order No. 25), relevant requirement for medical statistics, clinical use requirement for projects and other relevant laws.

2. The specific product range of the service item: see Annex I: Product Information for detail.

II. Contract Term and Performance

1. Implementation of Services:

Party B shall start to provide Party A with the services within 5 workdays after receiving the full initial payment according to the Project Schedule List shown in Annex II. The time for service offering shall be calculated after all of following conditions are met:

1.1        Both parties have signed on the contract;

1.2        Party B has received the initial payment agreed by the contract in full;

1.3        Party A has prepared the whole products and relevant technical documents required.

2. The scheduled time for implementation of the project is shown in Annex II: Project Schedule List.

3. Time Limit for Performance:

3.1 During the implementation of the project, the time limit for performance can be postponed if there is a delay for Party A’s reason, but the extended term arising from this cannot be over than 6 months. Otherwise, Party B has the right to charge extra fees properly.

3.2 In the event of one of the following circumstances, Party B will suspend providing the service within one week as of the date when Party B issues the written notice:

3.2.1 The payment in the current stage fails to be made within 2 weeks as of the date when Party B issues the payment notice;

3.2.2 The extended term for the project is over than 6 months in total for Party A’s reason.

3.3 Within 12 months as of the date when the project suspends, if Party A proposes to re-initiate the project in writing, both parties shall negotiate additionally and Party B has the right to charge extra fees properly; after 12 months since Party B issues the notice, the contract shall terminate and the fees that have been paid by Party A will not be refunded.

III. Party A’s Responsibilities

1.	Party A shall provide corresponding enterprise materials, product information and the relevant documents timely, accurately and truthfully and ensure the safety and effectiveness of products.

2.	Party A shall be responsible for the work in the charge of it as agreed in Annex III: List of Responsibilities and designate a specially-assigned person to provide support and cooperation in terms of relevant products and corresponding professional technologies.

FIIG	FIIG (Beijing) MEDI-TEC & REGULATORY CONSULTANCY
010-65000858/65008233

3.	Party A shall pay the fees as agreed by the contract timely and in full according to the contract requirement.

IV. Party B’s Responsibilities

1. Party B shall provide Party A with the services as agreed in Article I of the contract.

2. Party B shall be responsible for the work in the charge of it as agreed in Annex III: List of Responsibilities and designate a specially-assigned person to be responsible for tracking and coordinating the project.

3. Party B shall deploy personnel properly to ensure service provision.

V. Confidentiality

1. Both Party A and Party B are not allowed to disclose the special technical content and contract amount to any third party.

2. Both Party A and Party B are not allowed to disclose the specific business information or technical data that is definitely informed by each other to act as the confidentiality information to any third party in any form, unless:

2.1 The third party is authorized;

2.2 The data and information have been obtained by both parties before signing of the contract;

2.3 The data and information are not definitely informed by each other to act as the confidentiality information;

2.4 The information has been disclosed outside the enterprise range of both parties;

2.5 The information is required to be disclosed to relevant authorities or competent departments in order to perform the contract;

2.6. The laws or national competent departments require disclosing the information.

VI. Fees and Payment Method

1. Party A and Party B have negotiated to follow project fees shown in Annex IV: Details of Fees and Payment Method.

2. Note to the final payment of the contract: after completion of the project, Party A shall pay the final payment according to the contract requirement. Within 5 workdays after receiving the final payment, Party B shall hand over the originals of project data and certificates, etc. to Party A.

3. The fees listed on Annex IV: Details of Fees and Payment Method do not include the following expenses:

3.1 EDC expenses;

3.2 Administrative charges of the government;

VII. Contract Relief and Termination

1. The contract will terminate if:

1.1 Both parties have performed all their obligations therein; or

1.2 The circumstances agreed by the contract occur; or

1.3 Other legal circumstances for termination of the contract occur.

2. Both parties can relieve the contract via consensus.

3. After the signing of the contract, either party can relieve the contract according to law or the contract if one of the following circumstances occurs:

3.1 The service items therein cannot be implemented during the contract term due to below causes uncontrollable:

FIIG	FIIG (Beijing) MEDI-TEC & REGULATORY CONSULTANCY
010-65000858/65008233

3.1.1 Laws, regulations, national standards or industrial standards change;

3.1.2 The changes mentioned above include but are not limited to the changes noticed via the form of formal issuance and the changes for which written policies are not formed but publicly known in the industry (such as national prohibitions and limitations to certain products periodically or through policies and so on).

* If one of the above circumstances occurs, Party B shall inform Party A in writing. Within 5 workdays after receiving the notice, Party A shall pay the fees for the part of work that is actually completed by Party B and then the contract will be relieved and the rights and obligations of both parties terminate.

3.2 If any of the service items therein cannot be carried out or fails to be applied for during the contract term for Party A’s reason (such as the problem of Party A’s products and the authenticity of the data supplied by Party A), Party A shall still pay the fees for the part of work that is actually completed by Party B. and then the contract will be relieved and the rights and obligations of both parties terminate.

3.3 If the project cannot be conducted or fails to be applied for due to the authenticity and compliance of clinical trial of Party B, Party B shall refund the service fees that have been paid by Party A.

VIII. Force Majeure

1. Objective circumstances that either party could not foresee, avoid or overcome, resulting in failure to perform any part of this contract (except payment obligations), these events include, but are not limited to, fires, riots, other civil unrest, sabotage, strikes, injunctions, embargoes, natural disasters, laws and regulations of national, provincial or local governments or their branches or departments, etc.

2. If one party suffers from one of the above circumstances, it shall make any reasonable effort to avoid such circumstances and inform the other party within 10 workdays as of the occurrence of the event, and the party affected by such event shall provide the other party with corresponding evidences. After both parties ascertain the circumstances are true, part or all of the responsibilities can be exempted.

IX. Notice and Communication

1. Any notice or written communication(including but not limited to all offers, written documents or notices to be issued under this agreement) sent by either party to the other party shall be made in Chinese and promptly transmitted to the other party by e-mail and can also be confirmed by a letter submitted by the courier service if necessary.

2. The specific contact information of both parties is shown in Annex V: Notice in detail. If either party changes the contact information, it shall inform the other party within 5 workdays after the change. If the party fails to inform the other party of the change and the other party still delivers the notices or communications according to the original contact information, the notices or communications shall still be valid. The party making the change shall bear all the responsibilities arising thereof on its own.

X. Dispute Resolution

For disputes during the performance of the contract, both parties shall negotiate friendly to resolve; if no agreement can be reached after negotiation, either party can file a suit to the People’s Court at Party A or Party B’s site.

XI. Other Matters

1. The contract is applicable to Party A and Party B agreed in the contract only and shall take into effect as of the date of signing by both parties.

2. During implementation of the contract, all the formal notices and documents between both parties shall be made in writing.

FIIG	FIIG (Beijing) MEDI-TEC & REGULATORY CONSULTANCY
010-65000858/65008233

3. During the performance of the contract, if laws, regulations, national standards or industrial standards change, including but not limited to the changes in the requirement for data provided by Party A, changes in requirement for submitting application documents to governmental agencies, acceptance conditions by the government or relevant institutions, etc, resulting in changes in rights and obligations or responsibilities of both parties, both parties shall additionally negotiate the changes in rights and obligations.

4. If the contract performance is hindered or termination term is triggered due to force majeure or other irresistible causes and Party A still needs Party B to provide technical services, both parties can sign supplemental agreement through negotiation.

5. In any events, if Party A still has contract payment in arrears after the contract terminates, ends or relieves, Party B still has the right to continue recovering from Party A according to the law.

6. The period of validity for signing the contract: the contract will be valid only after being signed within 2 months as of the issue date.

7. The contract is made in duplicate, and each copy includes [9] pages (including annexes). Both copies shall take into effect as of the date of signing by both parties.

Party A: Nanjing Changcheng Medical Equipment Co., Ltd.	Party B: Beijing Xinzhida Medical Technology Service Co., Ltd.

Contact Address: Dongshan Industrial Concentration District, No. 811 Hushan Road, Jiangning District, Nanjing City	Contact Address: Suite 1015, Ruichen International Center, 13 Nongzhan South Road, Chaoyang District, Beijing (Zip Code: 100026)

Seal:	Seal:

Signature of the Representative:	Signature of the Representative:

Date of Signing: July 2, 2018	Date of Signing: July 2, 2018

Telephone No.:	Telephone No.:010-65000858/65008233

Nanjing Changcheng Medical Equipment Co., Ltd. (Sealed)

Special seal for contractual uses of Beijing Xinzhida Medical Technology Service Co., Ltd. (Sealed)

FIIG	FIIG (Beijing) MEDI-TEC & REGULATORY CONSULTANCY
010-65000858/65008233

Annex I: Product Information

No.	Information Title	Specific Description
1	Product Name	Microwave Therapy Apparatus
	Model	MTI-5A(Portable), MTI-5DT(Desktop)
	Classification	09-07-03
	Management Class	III-Category
	Indication/Scope of Application	Benign breast tumor (see instruction in detail)
	Number of Registered Units	1

Remark: Based on the stringent requirement for medical device supervision, if there is a change in any content of Annex I, both parties shall negotiate additionally and confirm in writing.

Annex II: Project Schedule List

S/N	Item	Estimated Duration (Unit: Month)	Note
1	Draft for Clinical Trial Scheme	0.5	/
2	Screening and Confirmation of Research Center	1	/
3	Scheme Discussion	0.5	/
4	Project Approval Examination and Ethical Declaration	3	/
5	Signing and Filing of Clinical Trial Agreement	0.5	/
6	Initiation of Clinical Trial and Enrollment and Follow-up Visit of Subjects	12	/
7	Data Management and Statistical Analysis	2	/
8	Clinical Trial Reports and Close-Out visits of the Centers	1.2	/
Total		21	/

Remark: 1. The above duration is estimated;

2. The clinical trial will be implemented in 3 clinical trial centers in China;

3. If there is a delay for the reasons of clinical trial centers, the performance term will be postponed, provided that Party B shall inform Party A of the condition about the base timely; the product registration and inspection report provided by Party A shall be valid for more than 5 months.

FIIG	FIIG (Beijing) MEDI-TEC & REGULATORY CONSULTANCY
010-65000858/65008233

Annex III: List of Responsibilities

Form of Responsibility Assignment for Clinical Trial of Medical Devices
Item Order	Work Content	Responsibility Assignment
		Party A	Party B
Early preparations	Choosing clinical trial base	Δ	▲
	Communicating with the Ethics Committee of the base	Δ	▲
	Communicating with relevant clinical departments	Δ	▲
	Design of draft for clinical trial scheme and preparation of notes to clinical trials	Δ	▲
	Preparation of informed consent and preparation of CRF form	Δ	▲
	Preparation of samples in test groups	▲	Δ
	Choosing and purchasing products in contrast group	▲	Δ
	Application and declaration for joint review by ethics committee	Δ	▲
	Organization and coordination for joint review by ethics committee	Δ	▲
	Communicating and coordinating with clinical departments	Δ	▲
Clinical trials	Training test methods for testing personnel before clinical trials	Δ	▲
	Training product use for testing personnel before clinical trials	▲	Δ
	Clinical trial supervision	Δ	▲
	Solving the product technical matters during clinical trials	▲	Δ
	Checking the compliance of clinical data records	Δ	▲
	Collection of clinical data records	Δ	▲
Statistical Report	Database establishment, questioning, confirming and editing codes	Δ	▲
	Statistical Analysis	Δ	▲
	Writing statistical report	Δ	▲
	Writing clinical summaries or reports of branch centers	Δ	▲
	Writing general report	Δ	▲
Remark

1. Items marked “▲” indicate Party A or Party B is the dominant party for the items and items marked “Δ” indicate Party A or Party B is the assisting party for the items.

2. The specific work arrangement is subject to negotiation between both parties after initiation of the project.

Annex IV: Details of Fees and Payment Method.

The total expenses for the whole project of the contract: three million and eight hundred thousand yuan only (￥3,800,000.00). The payment method is as follows:

S/N	Payment Time	Payment Ratio (Unit: %)	Payment Amount (Unit: Yuan)
1	Within 5 workdays after signing of the contract	10% of the total expenses	￥380,000.00
2	Within 5 workdays after holding scheme discussion	10% of the total expenses	￥380,000.00
3	Within 5 workdays after obtaining ethical approval documents from three centers	30% of the total expenses	￥1,140,000.00
4	Within 5 workdays after signing clinical trial agreements with three centers	30% of the total expenses	￥1,140,000.00
5	Within 5 workdays after completion of enrollment of all cases in clinical trials	10% of the total expenses	￥380,000.00
6	Within 5 workdays after completing summary reports for clinical trials	10% of the total expenses	￥380,000.00

Information for the Remittance Account:

Company Name: Beijing Xinzhida Medical Technology Service Co., Ltd.

Account Number: 110915304210106

Bank of Deposit: China Merchants Bank Beijing Branch Chaoyang Park Sub-branch

Address of Bank of Deposit: 1/F, Jialong international tower, No. 19 Chaoyang Park Road, Chaoyang District, Beijing

Warm Reminder: After remittance, please scan the payment document and send it to the contact to confirm receipt of the amount, thank you!

Remark: 1. Unless otherwise specified, the payment in any milestones shall be made no later than 2 weeks after Party B issues Payment Notice;

2. If cases are supplemented in clinical trials due to the quality issues of products provided by Party A for clinical trials, the fees increased shall be paid by Party A additionally and the specific amount shall be negotiated by both parties.

FIIG	FIIG (Beijing) MEDI-TEC & REGULATORY CONSULTANCY
010-65000858/65008233

Detailed List of Fee:

	Pay Items	Quantity	Unit Price/Yuan	Total Price/Yuan
Research Center	Ethical review fee	3	5000.00	15,000.00
	Hospital management fee	1	403200.00	403,200.00
	Lead fee	1	50000.00	50,000.00
	Fees for researchers	168	5000.00	840,000.00
	Inspection fees for subjects	168	3000.00	504,000.00
	Transportation fee compensation for subjects	168	1000.00	168,000.00
	CRC fees	168	4000.00	672,000.00
	Scheme discussion	1	98000.00	98,000.00
	Total	2,750,200.00
Technical Service Fee	Clinical Trial Scheme	1	60000.00	60000.00
	Case Report Form (CRF)	1	10000.00	10000.00
	ICF, research manuals and so on	1	5000.00	5000.00
	Screening of research centers	6	500.00	3000.00
	Confirmation of research centers	3	10000.00	30000.00
	Scheme discussion (Technical service)	1	30000.00	30000.00
	Ethic Declaration, Q& A	3	15000.00	45000.00
	Clinical Trial Agreement	3	5000.00	15000.00
	Project management plan	1	10000.00	10000.00
	Kick-off meeting of the centers	3	15000.00	45000.00
	Routine inspection	72	2400.00	172800.00
	Extra visits	6	3000.00	18000.00
	Quality control check	6	3000.00	18000.00
	Data Q & A	9	3000.00	27000.00
	Sorting out and filing process documents	3	8000.00	24000.00
	Close-Out visits of the centers	6	2000.00	12000.00
	Data management	1	100000.00	100000.00
	Statistical analysis	1	60000.00	60000.00
	Clinical trial report	1	60000.00	60000.00
	Total	744,800.00
Other expenses	Travel expenses	48	3000.00	144000.00
	Data printing expenses	252	20.00	5040.00
	Express delivery, communication, and printing, etc.	3	2520.00	7560.00
	Total	156,600.00
Total quotation	Total amount (tax-inclusive)	3,907,212.00
	Contract price	3,800,000.00

FIIG	FIIG (Beijing) MEDI-TEC & REGULATORY CONSULTANCY
010-65000858/65008233

Annex V: Notice

	Contact	Phone No.	E-mail
Party A	Wu Wenyuan	186 6506 9555	wuwenyuan@baidemed.com
Party B	Liu Chengyong	010-65000858/15022381195	cy.liu@xzdyl.com